Exhibit 28

                                                                            BLUE

           SOLICITED ON BEHALF OF ARIE GENGER AND BARNARD J. GOTTSTEIN

                            ESC MEDICAL SYSTEMS LTD.

                      PROXY FOR COMBINED EXTRAORDINARY AND
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                           To Be Held on June 23, 1999

     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Avi D. Pelossof, Michael Zellermayer and Yoram Ashery and any of them, the attorneys and proxies of the undersigned, each with full power of substitution to appear and to vote all of the Ordinary Shares of ESC Medical Systems Ltd. registered in the name of the undersigned at the Combined Extraordinary and Annual General Meeting of Shareholders (the "Meeting") of the Company which will be held in the United States at the Inter-Continental Hotel, 111 East 48th Street, New York, New York on June 23, 1999, at 10:00 a.m. local time, subject to adjournment if no quorum is present, for the purposes described in the accompanying Proxy Statement and, in their discretion, on all other matters which properly come before the Meeting.

     Upon being returned, signed and dated, all shares represented by this Proxy will be voted as indicated by the shareholder below. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NO. 1 AND 3; "AGAINST" PROPOSALS NO. 2, 5 AND 6; "ABSTAIN" WITH RESPECT TO PROPOSALS NO. 4 AND 7; AND "I GRANT SUCH AUTHORITY" WITH RESPECT TO PROPOSAL 8. THIS PROXY IS SOLICITED ON BEHALF OF MESSRS. GENGER AND GOTTSTEIN.

MR. ARIE GENGER'S AND MR. BARNARD J. GOTTSTEIN'S PROPOSAL:

1. To elect the following persons to be members of the Board of Directors of the Company:

     Aharon Dovrat, Philip Friedman, Thomas Hardy, Darrell S. Rigel, M.D., S.A. Spencer, Mark H. Tabak and Professor Zehev Tadmor.

     For ______                 Against ______                 Abstain ______

     I object to the election of ________________________________ as a member of the Board of Directors.



                               Page 17 of 34 Pages

                  MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE
                            "FOR" PROPOSAL NO. 1, AND
           "AGAINST" THE ELECTION OF NOMINEES PROPOSED BY THE COMPANY.

OTHER RESOLUTIONS FOR THE MEETING:

SPECIAL RESOLUTIONS:

2. To increase the Company's share capital by NIS 2,000,000 (from NIS 5,000,000 to NIS 7,000,000). The newly authorized share capital shall be divided into 20,000,000 Ordinary Shares, par value NIS 0.10 each, by amending Section 4 of the Memorandum of Association of the Company and Articles of Association of the Company.

     For ______                 Against ______                 Abstain ______

                  MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE
                            "AGAINST" PROPOSAL NO. 2.

3. To amend Article 68 of the Articles of Association of the Company to allow, in addition to the current provisions thereof, for indemnification of officers and directors under the terms of the Companies Law, 1999-5759 (the "Law") including under the provisions of Section 260(b) of the Law.

     For ______                 Against ______                 Abstain ______

                  MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE
                              "FOR" PROPOSAL NO. 3.

ORDINARY RESOLUTIONS:

4. To re-appoint Luboshitz, Kasierer & Co. as the Company's Independent Public Accountants for the current fiscal year and authorize the Board of Directors to fix their compensation.

     For ______                 Against ______                 Abstain ______

                MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE OF
                    "ABSTAIN" WITH RESPECT TO PROPOSAL NO. 4.



                               Page 18 of 34 Pages

5.   Executive agreements.

     (a) To approve the termination protection agreement between the Company and Hillel Bachrach.

     For ______                 Against ______                 Abstain ______

     (b)  To approve the employment agreement between the Company and Karen
          Sarid.

     For ______                 Against ______                 Abstain ______

                  MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE
                            "AGAINST" PROPOSAL NO. 5.

6.   To indemnify directors with respect to certain litigation.

     For ______                 Against ______                 Abstain ______

                  MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE
                            "AGAINST" PROPOSAL NO. 6.

7. To report on the business of the Company for the year ended December 31, 1998 and to receive and consider the Auditors' Report, the Directors' Report and the Company's Consolidated Financial Statements for the year ended December 31, 1998.

     For ______                 Against ______                 Abstain ______

                MESSRS. GENGER AND GOTTSTEIN RECOMMEND A VOTE OF
                    "ABSTAIN" WITH RESPECT TO PROPOSAL NO. 7.

8. To transact such other business as may properly come before the Meeting or any adjournments thereof in accordance with the best judgment of the person(s) acting as my proxy hereunder.

     I grant such authority __________

     I object to such authority __________

                     MESSRS. GENGER AND GOTTSTEIN RECOMMEND
            "I GRANT SUCH AUTHORITY" WITH RESPECT TO PROPOSAL NO. 8.


                               Page 19 of 34 Pages

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME, AND THE UNDERSIGNED RESERVES THE RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.

I WILL ______               WILL NOT ______ attend the Meeting.



Date:__________________________, 1999



Name_________________________________


Signature____________________________



Important: Please sign exactly as your name or names appear on the share certificates and when signing as an attorney-in-fact, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer, or if a partnership, sign in partnership name by an authorized person.

                               Page 20 of 34 Pages